                         FIRST  AMENDMENT,  dated  as of May  15,  1996,  to the
                    Credit Agreement, dated as of December 19, 1995 (the "Credit Agreement"), among International Mill Service, Inc., a Pennsylvania corporation (the "Borrower"), EnviroSource, Inc., a Delaware corporation (the "Parent"), the several banks and other financial institutions parties thereto (the "Lenders"), NationsBank, N.A., as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and Credit Lyonnais New York Branch, the New York branch of a banking organization organized under the laws of the Republic of France, as syndication agent for the Lenders.

     The parties hereto have agreed, subject to the terms and conditions hereof, to amend the Credit Agreement as provided herein. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     Accordingly, the parties hereto hereby agree as follows:

     SECTION 1.01.  Amendments to Section 1.1.
                    --------------------------

     (a) The definition of "ABR Margin" in subsection 1.1 of the Credit Agreement is hereby amended in full to read as follows:

          "ABR Margin": for any day, calculated on a per annum basis:

               (i)  0.25%, if such day falls within a Level I
          Pricing Period;

               (ii) 0.50%, if such day falls within a Level
          II Pricing Period;

               (iii)     0.75%, if such day falls within a
          Level III Pricing Period;

               (iv) 1.00%, if such day falls within a Level
                    IV Pricing Period; and

               (v)  1.25%, if such day falls within a Level V
          Pricing Period.

     Any change in the ABR Margin required hereunder shall become effective five days after the date the Parent delivers its financial statements required by subsection 6.1(a) or 6.1(d), as the case may be, and the certificate required by subsection 6.2(e); provided that if the Parent fails to deliver such financial statements and certificate on or before the date such statements and certificate are required to be delivered pursuant to subsection 6.1(a) or 6.1(d), as the case may be, and subsection 6.2(e), the

     ABR Margin for the period from such required date until the date such statements and certificate are actually delivered shall be calculated as if a Level V Pricing Period were in effect, and after the date such statements and certificate are actually delivered the ABR Margin shall be determined as otherwise provided for herein.

     (b) The definition of "EBITDA" in subsection 1.1 of the Credit Agreement is hereby amended by adding at the end thereof a new sentence to read as follows:

     For purposes of the Pricing Ratio and subsections 7.1(a), 7.1(c) and 7.1(d) only, EBITDA shall be determined without regard to restructuring expenses of the Parent and its Subsidiaries incurred with respect to 1993 of $900,000 and reorganization expenses of the Parent and its Subsidiaries incurred in 1996 up to $4,500,000.

     (c) The definition of "Eurodollar Margin" in subsection 1.1 of the Credit Agreement is hereby amended in full to read as follows:

          "Eurodollar Margin": for any day, calculated on a per annum basis:

               (i)  1.50%, if such day falls within a Level I
                    Pricing Period;

               (ii) 1.75%, if such day falls within a Level
                    II Pricing Period;

               (iii)2.00%, if such day falls within a
                    Level III Pricing Period;

               (iv) 2.25%, if such day falls within a Level
                    IV Pricing Period; and

               (v)  2.50%, if such day falls within a Level V
                    Pricing Period.

     Any change in the Eurodollar Margin required hereunder shall become effective five days after the date the Parent delivers its financial statements required by subsection 6.1(a) or 6.1(d), as the case may be, and the certificate required by subsection 6.2(e); provided that if the Parent fails to deliver such financial statements and certificate on or before the date such statements and certificate are required to be delivered pursuant to subsection 6.1(a) or 6.1(d), as the case may be, and subsection 6.2(e), the Eurodollar Margin for the period from such required date until the date such statements and certificate are actually delivered shall be calculated as if a Level V Pricing Period were in effect, and after the date such statements and certificate are actually delivered the Eurodollar Margin shall be determined as otherwise provided for herein.

     (d) The definition of "Level I Pricing Period" in subsection 1.1 of the Credit Agreement is hereby amended in full to read as follows:

          "Level I Pricing Period": any period during which the Pricing Ratio is less than or equal to 3.5 to 1.0 and no Event of Default has occurred and is continuing.

     (e) The definition of "Level II Pricing Period" in subsection 1.1 of the Credit Agreement is hereby amended in full to read as follows:

          "Level II Pricing Period": any period during which the Pricing Ratio is greater than 3.5 to 1.0 but less than or equal to 4.0 to 1.0 and no Event of Default has occurred and is continuing.

     (f) The definition of "Level III Pricing Period" in subsection 1.1 of the Credit Agreement is hereby amended in full to read as follows:

          "Level III Pricing Period": any period (a) which is on or after the First Amendment Effective Date and prior to the date which is five days after the delivery by the Parent to the Administrative Agent of its financial statements required by subsection 6.1(a) and the certificate required by subsection 6.2(e) with respect to its fiscal quarter ending June 30, 1996 and during which no Event of Default has occurred and is continuing or (b) during which the Pricing Ratio is greater than 4.0 to 1.0 but less than or equal to 4.5 to 1.0 and no Event of Default has occurred and is continuing.

     (g) The definition of "Matrix Pricing Date" in subsection 1.1 of the Credit Agreement is hereby deleted in its entirety.

     (h) The following definitions are hereby added to subsection 1.1 of the Credit Agreement in appropriate alphabetical order:

          "First Amendment Effective Date" shall mean the date on which the First Amendment, dated as of May 15, 1996, to this Agreement shall become effective in accordance with its terms.

          "Level IV Pricing Period": any period during which the Pricing Ratio is greater than 4.5 to 1.0 but less than or equal to 4.75 to 1.0 and no Event of Default has occurred and is continuing.

          "Level V Pricing Period": any period which is not a Level I Pricing Period, a Level II Pricing Period, a
     Level III Pricing Period or a Level IV Pricing Period.

     SECTION 1.02.  Amendments to Section 2.
                    ------------------------

     (a) Subsection 2.4 of the Credit Agreement is hereby amended in full to read as follows:

          2.4 Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender, on the last day of each March, June, September and December and on the Termination Date or such earlier date as the Revolving Credit Commitments shall terminate as provided herein, a commitment fee for the period from and including the First Amendment Effective Date to the Termination Date on the average daily amount of the Available Commitment of such Lender during the preceding quarter (or such other period commencing with the First Amendment Effective Date or ending with the date on which the Revolving Credit Commitment of such Lender shall be terminated), equal to (i) during a Level I Pricing Period or a Level II Pricing Period, .375% per annum and (ii) during a Level III Pricing Period, a Level IV Pricing Period or a Level V Pricing Period, .50% per annum. In addition, the Borrower agrees to pay to the Administrative Agent for the account of each Lender, on June 30, 1996, a commitment fee on the average daily amount of the Available Commitment of such Lender during the period from and including April 1, 1996 to the First Amendment Effective Date equal to 0.375% per annum. Any change in the rate at which the commitment fee is computed hereunder shall become effective five days after the date the Parent delivers its financial statements required by subsection 6.1(a) or 6.1(d), as the case may be, and the certificate required by subsection 6.2(e); provided that if the Parent fails to deliver such financial statements and certificate on or before the date such statements and certificate are required to be delivered pursuant to subsection 6.1(a) or 6.1(d), as the case may be, and subsection 6.2(e), the rate at which the commitment fee is computed hereunder for the period from such required date until the date such statements and certificate are actually delivered shall be calculated as if a Level V Pricing Period were in effect, and after the date such statements and certificate are actually delivered the rate at which the commitment fee is computed hereunder shall be determined as otherwise provided for herein.

          (b) The Borrower agrees to pay to the Administrative Agent, for its own account, on the Closing Date and each anniversary of the Closing Date prior to the Termination Date, an annual administration fee in the amount set forth in the Fee Letter.

     (b) Subsection 2.6(a) of the Credit Agreement is hereby amended by deleting the phrase "subsections 2.6(c) and 2.6(d)" in the seventh line thereof and substituting therefor the phrase "subsection 2.6(d)".

     (c) Subsection 2.6(b) of the Credit Agreement is hereby amended in full to read as follows:

          (b) The Revolving Credit Commitments shall be reduced on each of January 4, 1999 and January 3, 2000 by 12.5% of the Revolving Credit Commitments then in effect; provided, however, that if the effect of the foregoing would not be to reduce the Revolving Credit Commitments to $75,000,000 or less on January 3, 2000, the Revolving Credit Commitments shall nevertheless be reduced to $75,000,000 on January 3, 2000.

     (d) Subsection 2.6(c) of the Credit Agreement is hereby amended by deleting
the  text  thereof  in  its  entirety  and  substituting   therefor  the  phrase
"[intentionally deleted]".

     (e) Subsection 2.10(c) of the Credit Agreement is hereby amended by deleting the phrase "Level III Pricing Period" each place it appears therein and, in each case, substituting therefor the phrase "Level V Pricing Period".

     SECTION 1.03.  Amendments to Section 7.
                    -----------------------
     (a) Subsection 7.1(a) is hereby amended by deleting the following language from the table set forth therein:

     Fiscal quarters from and including fourth
     quarter of fiscal 1995 through and including
     third quarter of fiscal 1996                      2.35:1.00

     Fiscal quarters from and including fourth
     quarter of fiscal 1996 through and including
     third quarter of fiscal 1997                      2.45:1.00

and replacing therefor the following language:

     Fiscal quarters from and including fourth
     quarter of fiscal 1995 through and including
     first quarter of fiscal 1996                      2.35:1.00

     Fiscal  quarters from and including  second
     quarter of fiscal 1996 through and including
     fourth quarter of fiscal 1996                     2.25:1.00

     Fiscal quarters from and including first
     quarter of fiscal 1997 through and including
     third quarter of fiscal 1997                      2.45:1.00

     (b) Subsection 7.1(c) is hereby amended by deleting the following language from the table set forth therein:

     Fiscal quarters from and including fourth
     quarter of fiscal 1996 through and including
     third quarter of fiscal 1997                      1.80:1.00

and replacing therefor the following language:

     Fourth fiscal quarter of fiscal 1996              1.75:1.00

     Fiscal quarters from and including first
     quarter of fiscal 1997 through and including
     third quarter of fiscal 1997                      1.80:1.00

     (c) Subsection 7.1(d) is hereby amended by deleting the following language from the table set forth therein:

     Fiscal quarters from and including fourth
     quarter of fiscal 1995 through and including
     third quarter of fiscal 1996                      4.75:1.00

     Fiscal quarters from and including fourth
     quarter of fiscal 1996 through and including
     third quarter of fiscal 1997                      4.35:1.00

and replacing therefor the following language:

     Fiscal quarters from and including fourth
     quarter of fiscal 1995 through and including
     first quarter of fiscal 1996                      4.75:1.00

     Fiscal quarters from and including second
     quarter of fiscal 1996 through and including
     third quarter of fiscal 1996                      5.00:1.00

     Fourth fiscal quarter of fiscal 1996              4.75:1.00

     Fiscal quarters from and including first
     quarter of fiscal 1997 through and including
     third quarter of fiscal 1997                      4.35:1.00

     (d) Subsection 7.8 is hereby amended by adding immediately after the phrase "$35,000,000 in fiscal year 1995" in the sixth line thereof the following: ", $35,000,000 in fiscal year 1996".

     SECTION 1.04.  Representations and Warranties.  The Parent and
                    ------------------------------
the Borrower hereby represent and warrant to the Agents and each Lender that:

     (a) The representations and warranties set forth in Section 4 of the Credit Agreement, and in each other Loan Document, are true and correct in all material respects on and as of the date hereof and on and as of the First Amendment Effective Date (as defined in Section 1.05) with the same effect as if made on and as of the date hereof or the First Amendment Effective Date, as the case may be, except to the extent such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date).

     (b) Each of the Loan Parties is in compliance with all the terms and conditions of the Credit Agreement and the other Loan Documents on its part to be observed or performed and no Default or Event of Default has occurred or is continuing.

     (c) The execution, delivery and performance by each of the Borrower and the Parent of this First Amendment have been duly authorized by such party.

     (d) This First Amendment constitutes the legal, valid and binding obligation of each of the Borrower and the Parent, enforceable against it in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally.

     (e) The execution, delivery and performance by each of the Borrower and the Parent of this First Amendment (i) do not conflict with or violate (A) any provision of law, statute, rule or regulation, or of the certificate of incorporation or by-laws of the Borrower or the Parent, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which the Borrower or the Parent is a party or by which it or any of its property may be bound and (ii) do not require any consents under, result in a breach of or constitute (with notice or lapse of time or both) a default under any such indenture, agreement or instrument.

     SECTION 1.05.  Effectiveness.  This First Amendment shall become  effective
                    -------------
only upon satisfaction of the following conditions precedent on or prior to May 15, 1996 (the first date upon which each such condition has been satisfied being herein called the "First Amendment Effective Date"):

     (a) The Administrative Agent shall have received duly executed counterparts of this First Amendment which, when taken together, bear the authorized signatures of the Borrower, the Parent and the Required Lenders.

     (b) The Required Lenders shall be satisfied that the representations and warranties set forth in Section 1.04 are true and correct on and as of the First Amendment Effective Date and that no Default or Event of Default has occurred or is continuing.

     (c) There shall not be any action pending or any judgment, order or decree in effect which, in the judgment of the Required Lenders or their counsel, is likely to restrain, prevent or impose materially adverse conditions upon performance by any Loan Party of its obligations under the Loan Documents.

     (d) The Borrower shall have paid in full all amounts accrued and payable as of the First Amendment Effective Date under the Credit Agreement and under the Fee Letter and shall have paid an amendment fee of $125,000, which amendment fee shall be distributed to the Lenders pro rata in accordance with their Revolving Credit Commitments.

     (e) The Administrative Agent shall have received from each of the Guarantors duly executed Consents, in the form attached hereto as Annex A, which bear the authorized signatures of such Guarantors.

     (f) The Administrative Agent shall have received an opinion of counsel to the Borrower, the Parent and the other Loan Parties in form and substance satisfactory to the Administrative Agent.

     (g) The Required Lenders shall have received such other documents, legal opinions, instruments and certificates as they shall reasonably request and such other documents, legal opinions, instruments and certificates shall be satisfactory in form and substance to the Required Lenders and their counsel. All corporate and other proceedings taken or to be taken in connection with this First Amendment and all documents incidental thereto, whether or not referred to herein, shall be satisfactory in form and substance to the Required Lenders and their counsel.

     SECTION 1.06.  APPLICABLE LAW.  THIS FIRST AMENDMENT SHALL BE
                    --------------
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE
STATE OF NEW YORK.

     SECTION 1.07. Expenses. The Borrower shall pay all reasonable out-of-pocket
                   --------
expenses incurred by the Agents in connection with the preparation, negotiation, execution and delivery and the Agents' and the Lenders' enforcement of this First Amendment, including, but not limited to, the reasonable fees and disbursements of counsel. The agreement set forth in this Section 1.07 shall survive the termination of this First Amendment and the Credit Agreement.

     SECTION 1.08.  Counterparts.  This First Amendment may be
                    ------------
executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.

     SECTION 1.09.  Reference to and Effect on the Loan Documents.
                    ---------------------------------------------
     (a) On and after the First Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this First Amendment.

     (b) Each of the amendments provided herein shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to by such amendment. Except as specifically amended above, the Credit Agreement and the Revolving Credit Notes, and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

     (c) The execution, delivery and effectiveness of this First Amendment shall not operate as a waiver of any right, power or remedy of any Lender, any Agent or any Secured Party under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their duly authorized officers, all as of the date first above written.


                              INTERNATIONAL MILL SERVICE, INC.


                              By: /s/ James C. Hull
                                  Title: Vice President


                              ENVIROSOURCE, INC.


                              By: /s/ James C. Hull
                                  Title: Vice President


                              NATIONSBANK, N.A., as Administrative
                              Agent, as Issuing Lender, as
                              Swingline Lender and as a Lender


                              By: /s/ Scott A. Jackson
                                  Title: Vice President


                              CREDIT LYONNAIS NEW YORK BRANCH, as
                              Syndication Agent and as a Lender


                              By: /s/ Frederick Haddad
                                  Title: Senior Vice President


                              BANQUE PARIBAS, as a Lender


                              By: /s/ Pierre-Jean de Filippis
                                  Title: General Manager

                              By: /s/ Jeffrey N. MacDowell
                                  Title: Vice President

                                                       ANNEX A


                             CONSENT

                     Dated as of May 15, 1996


     Each of the undersigned, as a Guarantor under one of the Guarantees, dated as of December 19, 1995 (each, a "Guarantee") in favor of the Agent for the Lenders parties to the Credit Agreement referred to in the foregoing First Amendment, hereby consents to the First Amendment and hereby confirms and agrees that (i) the Guarantee to which such Guarantor is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of, the First Amendment, each reference in such Guarantee to the Loan Documents or any thereof, "thereunder", "thereof" or words of like import shall mean and be a reference to the Loan Documents or such Loan Document as amended by the First Amendment and (ii) the Security Documents (as defined in the Credit Agreement referred to in the foregoing First Amendment) to which such Guarantor is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Obligations (as defined therein).


                              C. BREWER TERMINALS, INC.


                              By: /s/ C.E. Huben
                                  Title: Vice President


                              CONVERSION SYSTEMS, INC.


                              By: /s/ C.E. Huben
                                  Title: Vice President


                              ENVIROSAFE MANAGEMENT
                                SYSTEMS, INC.


                              By: /s/ C.E. Huben
                                  Title: Vice President

                              ENVIROSAFE SERVICES OF IDAHO, INC.


                              By: /s/ Jerrold I. Dolinger
                                  Title: Executive Vice President


                              ENVIROSAFE SERVICES OF NORTH
                                AMERICA, INC.


                              By: /s/ Jerrold I. Dolinger
                                  Title: Executive Vice President



                              ENVIROSAFE SERVICES OF OHIO, INC.


                              By: /s/ Jerrold I. Dolinger
                                  Title: Executive Vice President



                              ENVIROSAFE SERVICES OF TEXAS, INC.


                              By: /s/ Jerrold I. Dolinger
                                  Title: Executive Vice President



                              ENVIROSOURCE CORP.


                              By: /s/ C.E. Huben
                                  Title: Vice President

                              ENVIROSOURCE TREATMENT & DISPOSAL
                                SERVICES, INC.


                              By: /s/ C.E. Huben
                                  Title: Vice President


                              ETDS, INC.


                              By: /s/ Laura M. Sillins
                                  Title: Vice President


                              FOX HUNT FARMS, INC.


                              By: /s/ Jerrold I. Dolinger
                                  Title: Executive Vice President


                              IMSAMET, INC.


                              By: /s/ C.E. Huben
                                  Title: Vice President


                              IMSAMET OF UTAH, INC.


                              By: /s/ C.E. Huben
                                  Title: Vice President


                              IMS LYCRETE EGYPT, LTD.


                              By: /s/ C.E. Huben
                                  Title: Vice President

                              IU INTERNATIONAL CORPORATION


                              By: /s/ Laura M. Sillins
                                  Title: Vice President


                              IU NORTH AMERICA FINANCE, INC.


                              By: /s/ Laura M. Sillins
                                  Title: Vice President


                              IU NORTH AMERICA, INC.


                              By: /s/ Laura M. Sillins
                                  Title: Vice President


                              MARCUS HOOK PROCESSING, INC.


                              By: /s/ C.E. Huben
                                  Title: Vice President


                              McGRAW CONSTRUCTION COMPANY, INC.


                              By: /s/ C.E. Huben
                                  Title: Vice President


                              NEOAX INVESTMENT CORP.


                              By: /s/ Laura M. Sillins
                                  Title: Vice President

                              NOSROC CORP.


                              By: /s/ Laura M. Sillins
                                 Title: Vice President


                              SONCOR CORP.


                              By: /s/ Laura M. Sillins
                                  Title: Vice President


                              WAYLITE CORPORATION


                              By: /s/ C.E. Huben
                                  Title: Vice President